UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2023 (October 31, 2023)

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Blvd., Suite 300

The Woodlands, TX 77381

(Address, including zip code, of principal executive offices)

(832) 709-2563

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market LLC
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Notes Indenture and New Notes

General

On November 1, 2023 (the “Issue Date”), Arrow Bidco, LLC (the “Issuer”), a wholly-owned indirect subsidiary of Target Hospitality Corp. (the “Company”), the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee and as collateral agent (in such capacity, the “New Notes Trustee”), entered into an indenture (the “New Notes Indenture”) governing the Issuer’s 10.75% Senior Secured Notes due 2025 (the “New Notes”). As previously announced, on the Issue Date, approximately $181.4 million aggregate principal amount of the New Notes were issued as consideration for the exchange of the Issuer’s existing 9.50% Senior Secured Notes due 2024 (the “Existing Notes”) pursuant to the previously announced exchange offer (the “Exchange Offer”). Following this issuance and related transactions, approximately $28.1 million aggregate principal amount of Existing Notes remains outstanding.

The New Notes were issued pursuant to private placement exemptions under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Issuer’s obligations under the New Notes and the New Notes Indenture are jointly and severally, irrevocably and unconditionally guaranteed on a senior secured basis by the same guarantors as the Existing Notes (the “Guarantors”). Target Hospitality is not an issuer or a guarantor of the New Notes. The New Notes and the related guarantees are secured on the same senior secured basis as the Existing Notes by a second-priority lien on substantially all, present and hereinafter acquired, assets of the Issuer and each of the Guarantors, subject to certain customary exemptions and permitted liens.

Maturity and Interest Payments

The New Notes will mature on June 15, 2025; provided that if any Existing Notes remain outstanding on March 15, 2024, then the New Notes will mature on March 15, 2024 at a make-whole price. Interest on the New Notes will accrue at 10.75% per annum, payable semi-annually on March 15 and September 15 of each year, beginning March 15, 2024.

Redemption

Prior to September 15, 2024, the New Notes will be redeemable at the Issuer’s option at a make-whole price. On and after September 15, 2024, the New Notes will be redeemable at the Issuer’s option during the 6-month period beginning on the dates set forth below at the redemption prices listed below:

Date	Redemption Price
September 15, 2024	102.000%
March 15, 2025 and thereafter	101.000%

Certain Covenants

The New Notes Indenture contains covenants that limit the Issuer’s and the its subsidiaries’ ability to, among other things, (i) incur or guarantee additional debt and issue certain types of stock, (ii) create or incur certain liens, (iii) make certain payments, including dividends or other distributions, (iv) prepay or redeem junior debt, (v) make certain investments or acquisitions, including participating in joint ventures, (vi) engage in certain transactions with affiliates and (vii) sell assets, consolidate or merge with or into other companies. These covenants are subject to a number of important limitations and exceptions. In addition, upon the occurrence of specified change of control events, the Issuer must offer to repurchase the New Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The New Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding New Notes to be due and payable immediately.

A copy of the New Notes Indenture is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Supplemental Indenture

On November 1, 2023, the Issuer and Deutsche Bank Trust Company Americas, as trustee and as collateral agent (in such capacity, the “Existing Notes Trustee”), entered into a first supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of March 15, 2019 (as amended and supplemented from time to time, the “Existing Notes Indenture”), by and among the Issuer, the guarantors from time to time party thereto and the Existing Notes Trustee, governing the Existing Notes. The Supplemental Indenture amended the Existing Notes Indenture and the Existing Notes to effectuate certain proposed amendments with respect to the Existing Notes pursuant to the previously announced solicitation of consents (the “Consent Solicitation”), which amendments included eliminating substantially all of the restrictive covenants, eliminating certain events of default, modifying covenants regarding mergers and consolidations and modifying or eliminating certain other provisions, including certain provisions relating to future guarantors and defeasance, contained in the Existing Notes Indenture and the Existing Notes. In addition, all of the collateral securing the Existing Notes was released pursuant to the Supplemental Indenture.

A copy of the Supplemental Indenture is included as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2023, the Board of Directors (the “Board”) of the Company adopted and approved, effective immediately, the third amended and restated bylaws of the Company (as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws, among other things:

•	revise procedures and advance notice and disclosure requirements for the nomination of directors and the submission of proposals for consideration at meetings of the stockholders of the Company;
•	adopt gender neutral terms when referring to particular positions, offices or title holders, including the adoption of the title chair in place of chairman; and
•	make certain administrative, modernizing, clarifying and conforming changes, including making updates to reflect recent amendments to the General Corporation Law of the State of Delaware.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On November 1, 2023, the Company issued a press release announcing the settlement of the Exchange Offer. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Third Amended and Restated Bylaws of Target Hospitality Corp.

4.1	Indenture, dated as of November 1, 2023, by and among Arrow Bidco, LLC, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent.

4.2	First Supplemental Indenture, dated as of November 1, 2023, by and between Arrow Bidco, LLC and Deutsche Bank Trust Company Americas, as trustee and collateral agent.

99.1	Press Release dated November 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: November 3, 2023		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary